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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants, we hereby consent to the use of our report on the consolidated financial statements of Societe Financiere d'Etude et de Developpement Industriel et Technologique S.A. dated June 15, 1998 (and to all references to our Firm) included in or made a part of this registration statement on Form S-1.


Paris, France, August 7, 1998



Barbier Frinault & Autres
(member firm of Arthur Andersen)

/s/ Philippe Taupin
-------------------
Philippe Taupin